Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Year End 2020 Results
Consumer specialty growth, cost management, and improved industrial volumes help overcome historical seasonality to deliver 28 percent growth in specialty segment Gross Profit
INDIANAPOLIS — (PR NEWSWIRE) — March 3, 2021 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of petroleum-based specialty products, today reported results for the fourth quarter and year ended December 31, 2020, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Dollars in millions, except per unit data)
Net loss	$(82.1)	$(38.6)	$(149.0)	$(43.6)
Net loss per unit	$(1.03)	$(0.48)	$(1.86)	$(0.55)
Adjusted net loss	$(69.8)	$(15.6)	$(105.2)	$(1.7)
Adjusted net loss per unit	$(0.89)	$(0.20)	$(1.34)	$(0.02)
Adjusted EBITDA	$(8.6)	$49.9	$141.5	$262.8
For the fourth quarter 2020, the Partnership’s $82.1 million Net loss, or $1.03 of net loss per unit, included a $7.0 million favorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments and the liquidation of last-in, first-out (“LIFO”) inventory layers. Excluding the impact of LCM, LIFO and other non-cash and non-recurring items, Adjusted net loss and Adjusted net loss per unit were $69.8 million and $0.89 per unit, respectively. The Partnership's $(8.6) million of Adjusted EBITDA for the fourth quarter of 2020 excluded the favorable net impact of LCM and the liquidation of LIFO layers.
For the full year 2020, the Partnership's $149.0 million Net loss, or $1.86 of net loss per unit, included a $28.5 million unfavorable net impact related to the non-cash LCM inventory adjustments and the liquidation of LIFO inventory layers. Excluding the impact of LCM, LIFO and other non-cash and non-recurring items, Adjusted net loss and Adjusted net loss per unit were $105.2 million and $1.34 per unit, respectively. The Partnership's $141.5 million of Adjusted EBITDA for the year ended December 31, 2020 excluded the unfavorable net impact of LCM and the liquidation of LIFO layers.
Investors are advised to review the Partnership's annual report on Form 10-K that will be filed today for further details on the 2020 results, as well as the investor relations section of the Partnership's website where an updated investor presentation for the fourth quarter of 2020 has been provided. For detailed information on Adjusted net loss, Adjusted net loss per unit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net loss per unit, Specialty products segment Adjusted gross profit, Fuel products segment Adjusted gross profit (loss) and a reconciliation of such measures to the nearest comparable U.S. GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“In a difficult and challenging pandemic year, the team successfully focused on execution. We were particularly pleased that our core Specialties business had an extremely successful 2020,” said Steve Mawer, our Chief Executive Officer. “For the fourth quarter, Specialty gross profit and Adjusted EBITDA grew by 27.6% and 43.5%, respectively, overcoming typical seasonality. We are very proud of the hard work and dedication exhibited by our team during an unparalleled global health crisis.”
Mawer continued, “COVID-related demand weakness presented challenges to our Fuels business throughout the year, with our results negatively impacted by weak refining fundamentals and the mark-to-market of non-cash RINs costs. Despite this, the partnership took decisive actions and delivered a record-setting safety performance, a step change in our cost structure, and a laser focus approach on satisfying our customers during a difficult time. These actions combined with strong organic growth in specialties, led by a record year in our Finished Lubes & Chemicals business, helped Calumet generate positive free cash flow in the most challenging of circumstances.”
Mawer continued, “Looking ahead, we are encouraged by the continued growth of our specialties business and the across the board improvement in demand for all of our products as a result of the economic recovery being driven by the rapid rollout of the vaccine.”

Specialty Products Segment | Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Dollars in millions, except per barrel data)
Gross profit	$88.3	$69.2	$329.2	$324.8
Adjusted gross profit	$86.7	$63.3	$340.9	$312.7
Adjusted EBITDA	$61.4	$42.8	$238.0	$207.9
Gross profit per barrel	$43.69	$33.82	$40.23	$35.74
Adjusted gross profit per barrel	$42.90	$30.94	$41.66	$34.41
Adjusted EBITDA margin	21.7%	14.2%	21.2%	15.4%
During the fourth quarter, the Specialty products segment gross profit was $88.3 million compared to $69.2 million in the fourth quarter of 2019. The Specialty products segment Adjusted EBITDA of $61.4 million improved 43.5% versus the prior year period, while Adjusted gross profit of $86.7 million improved 37.0% compared to the fourth quarter of 2019. Quarterly Adjusted EBITDA and gross profit results overcame typical fourth quarter seasonality and improved on both a year-over-year and sequential basis, led by growth in consumer-facing markets and a normalizing industrial market. Gross profit per barrel results of $43.69 grew 29.2% versus the prior year quarter, and Adjusted EBITDA margins of 21.7% expanded by 750 basis points versus 14.2% in last year’s fourth quarter.

Fuel Products Segment | Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Dollars in millions, except per barrel data)
Gross Profit	$(66.4)	$21.6	$(119.1)	$126.9
Adjusted Gross Profit	$(71.8)	$23.8	$(102.3)	$97.4
Adjusted EBITDA	$(57.9)	$28.7	$(30.3)	$152.5
Gross profit per barrel	$(12.09)	$3.18	$(5.06)	$4.35
Adjusted gross profit per barrel	$(13.07)	$3.50	$(4.35)	$3.34

During the fourth quarter, Fuel products segment gross profit (loss) was $(66.4) million, compared to $21.6 million in the year-ago period. Fuels products Adjusted gross profit (loss) and Adjusted EBITDA of $(71.8) million and $(57.9) million were down significantly compared to the fourth quarter of 2019. The primary driver of the decline stemmed from the rise in RINs costs, which negatively impacted the fourth quarter gross profit and Adjusted EBITDA results. Additionally, quarterly results declined versus the prior year period due to weak refining fundamentals, specifically the meaningful decline in crack spreads and tighter crude differentials compared to the fourth quarter of 2019. These headwinds were partially offset by improved fuels product rack sales volumes into local niche markets and lower operating costs captured through cost rationalization efforts undertaken during the year.
Partnership Liquidity
As of December 31, 2020, the Partnership had total liquidity of $263.8 million, comprised of $109.4 million of cash on hand, plus approximately $154.4 million of availability under its revolving credit facility. The borrowing base under the revolving credit facility was approximately $286.1 million, and the Partnership had $23.7 million in outstanding standby letters of credit and $108.0 million outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.

Operations Summary

The following table sets forth information about our combined operations, excluding the results of discontinued operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in our fuel products segment.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In bpd)		(In bpd)
Total sales volume (1)	81,661	96,032	86,727	104,734
Total feedstock runs (2)	83,482	94,164	84,829	103,603
Facility production: (3)
Specialty products:
Lubricating oils	11,049	10,420	10,143	11,506
Solvents	7,769	7,367	6,819	7,526
Waxes	1,510	1,015	1,318	1,315
Packaged and synthetic specialty products (4)	1,303	1,163	1,381	1,540
Other	1,544	2,172	1,697	1,764
Total specialty products	23,175	22,137	21,358	23,651

Fuel products:
Gasoline	17,755	20,091	18,074	22,877
Diesel	20,758	25,681	24,054	28,709
Jet fuel	3,564	4,634	3,645	4,506
Asphalt, heavy fuel oils and other	13,738	18,075	14,324	20,286
Total fuel products	55,815	68,481	60,097	76,378
Total facility production (3)	78,990	90,618	81,455	100,029

(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume also includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in our fuel products segment sales.
The decrease in total sales volume in 2020 compared to 2019, is due primarily to the sale of the San Antonio refinery, the terminated third-party naphthenic lubricating oil production arrangement, intentional Stock-Keeping Unit (“SKU”) rationalization and elimination of low margin toll processing, and softened demand due to the COVID-19 pandemic.
(2)Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
The decrease in total feedstock runs in 2020 compared to 2019 is due primarily to the sale of the San Antonio refinery, the terminated third-party naphthenic lubricating oil production arrangement, terminated low margin tolling of packaged and synthetic products, and softened demand due to the COVID-19 pandemic.
(3)Total facility production represents the barrels per day of specialty products and fuel products yielded from processing feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and the production of finished products, intermediates transferred to internal sites for further processing, and volume loss.
The changes in total facility production in 2020 over 2019 are due primarily to the sale of the San Antonio refinery and the operational items discussed above.
(4)Represents production of finished lubricants and specialty chemicals products, including the products from our Royal Purple, Bel-Ray and Calumet Packaging facilities.

Webcast Information
A conference call is scheduled for 9:00 a.m. ET on March 3, 2021 to discuss the financial and operational results for the fourth quarter of 2020. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the conference ID 7786751. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates nine manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, and eastern Missouri.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release, may constitute “forward-looking statements.” The words “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus ("COVID-19") pandemic and global crude oil production levels on our business and operations, (ii) the demand for refined petroleum products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuels products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.
During the first quarter of 2020, we changed how we calculate Adjusted EBITDA, which is used by management for evaluating performance, allocating resources and managing our business. The revised calculation of Adjusted EBITDA now excludes the impact of LCM inventory adjustments and the liquidation of inventory layers calculated using the last-in, first-out (“LIFO”) method, which were previously included. This revised calculation better reflects the performance of our business segments including cash flows. Adjusted EBITDA has been revised for all periods presented to consistently reflect this change. We previously also presented Adjusted EBITDA (excluding LCM/LIFO), which is consistent with our revised definition of Adjusted EBITDA.
We use the following performance and liquidity measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) LCM inventory adjustments; (h) the impact of liquidation of inventory layers calculated using the LIFO method; and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark-to-market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) LCM inventory adjustments; and (i) the impact of liquidation of inventory layers calculated using the LIFO method.
Adjusted net income (loss) per unit: We define Adjusted net income (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units basic and diluted.
Specialty products segment Adjusted gross profit: We define Specialty products segment Adjusted gross profit for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of inventory layers calculated using the LIFO method.
Fuel products segment Adjusted gross profit (loss): We define Fuel products segment Adjusted gross profit (loss) for any period as Fuel products segment gross profit (loss) excluding the impact of LCM inventory adjustments and the impact of liquidation of inventory layers calculated using the LIFO method.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, letters of credit, and finance lease obligations, less cash.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013

(the “2022 Notes”), our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”), our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), and our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes, 2024 Secured Notes, and 2025 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
Sales	$553.9	$774.8	$2,268.2	$3,452.6
Cost of sales	532.0	684.0	2,058.1	3,000.9
Gross profit	21.9	90.8	210.1	451.7
Operating costs and expenses:
Selling	10.7	12.9	47.8	53.1
General and administrative	14.4	31.2	91.1	136.7
Transportation	27.3	27.0	111.0	122.9
Taxes other than income taxes	3.6	5.0	9.8	20.5
Loss on impairment and disposal of assets	0.1	5.9	6.8	37.0
(Gain) loss on the sale of business, net	(1.0)	8.7	(1.0)	8.7
Other operating (income) expense	6.8	(4.3)	16.5	(3.5)
Operating income (loss)	(40.0)	4.4	(71.9)	76.3
Other income (expense):
Interest expense	(32.7)	(35.4)	(125.9)	(134.6)
Debt extinguishment costs	—	(2.9)	—	(2.2)
Gain (loss) on derivative instruments	(5.3)	(5.4)	52.4	9.0
Gain from unconsolidated affiliates	—	—	—	3.8
Gain on sale of unconsolidated affiliates	—	—	—	1.2
Other income (expense)	(3.8)	0.5	(2.5)	3.4
Total other expense	(41.8)	(43.2)	(76.0)	(119.4)
Net loss before income taxes	(81.8)	(38.8)	(147.9)	(43.1)
Income tax expense (benefit)	0.3	(0.2)	1.1	0.5
Net loss	$(82.1)	$(38.6)	$(149.0)	$(43.6)
Allocation of net loss:
Net loss	$(82.1)	$(38.6)	$(149.0)	$(43.6)
Less:
General partner’s interest in net loss	(1.7)	(0.8)	(3.0)	(0.9)
Net loss available to limited partners	$(80.4)	$(37.8)	$(146.0)	$(42.7)
Weighted average limited partner units outstanding:
Basic and diluted	78,429,721	78,332,671	78,369,091	78,212,136
Limited partners’ interest basic and diluted net loss per unit:
Limited partners’ interest	$(1.03)	$(0.48)	$(1.86)	$(0.55)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$109.4	$19.1
Accounts receivable, net
Trade, less allowance for credit losses of $0.8 million and $0.9 million, respectively	152.4	175.0
Other	8.0	13.5
	160.4	188.5
Inventories	254.9	292.6
Derivative assets	—	0.9
Prepaid expenses and other current assets	10.2	11.0
Total current assets	534.9	512.1
Property, plant and equipment, net	919.8	973.5
Goodwill	173.0	171.4
Other intangible assets, net	57.6	71.2
Operating lease right-of-use assets	85.8	93.1
Other noncurrent assets, net	37.2	36.5
Total assets	$1,808.3	$1,857.8
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$179.3	$230.2
Accrued interest payable	31.7	32.0
Accrued salaries, wages and benefits	27.6	35.7
Other taxes payable	9.5	11.8
Obligations under inventory financing agreements	98.8	134.3
Other current liabilities	152.0	58.6
Current portion of operating lease liabilities	41.4	60.6
Current portion of long-term debt	2.9	1.8
Derivative liabilities	1.3	—
Total current liabilities	544.5	565.0
Pension and postretirement benefit obligations	9.3	7.9
Other long-term liabilities	18.9	20.8
Long-term operating lease liabilities	44.8	33.0
Long-term debt, less current portion	1,319.4	1,209.5
Total liabilities	1,936.9	1,836.2
Commitments and contingencies
Partners’ capital (deficit):
Limited partners' interest	(125.3)	20.2
General partners' interest	9.0	12.0
Accumulated other comprehensive loss	(12.3)	(10.6)
Total partners’ capital (deficit)	(128.6)	21.6
Total liabilities and partners’ capital (deficit)	$1,808.3	$1,857.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(149.0)	$(43.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	105.1	110.1
Amortization of turnaround costs	14.6	19.3
Non-cash interest expense	6.0	6.1
Debt extinguishment costs	—	2.2
Unrealized (gain) loss on derivative instruments	(2.8)	26.1
Loss on impairment and disposal of assets	6.8	37.0
Operating lease expense	56.7	78.2
Operating lease payments	(56.8)	(78.2)
Equity based compensation	5.5	5.9
Lower of cost or market inventory adjustment	24.0	(35.6)
Gain from unconsolidated affiliates	—	(3.8)
Gain on sale of unconsolidated affiliates	—	(1.2)
(Gain) loss on sale of business, net	(1.0)	8.7
Other non-cash activities	(1.0)	(0.4)
Changes in assets and liabilities:
Accounts receivable	25.5	(37.0)
Inventories	14.0	16.3
Prepaid expenses and other current assets	0.6	4.5
Derivative activity	—	(0.3)
Turnaround costs	(23.4)	(17.8)
Other assets	—	(0.1)
Accounts payable	(38.1)	71.3
Accrued interest payable	(1.0)	1.5
Accrued salaries, wages and benefits	(12.5)	5.3
Other taxes payable	(2.3)	2.5
Other liabilities	91.9	14.8
Pension and postretirement benefit obligations	—	0.1
Net cash provided by operating activities	$62.8	$191.9
Investing activities
Additions to property, plant and equipment	(44.0)	(54.9)
Acquisition of businesses, net of cash acquired	(3.3)	—
Proceeds from sale of unconsolidated affiliates	—	5.0
Proceeds from sale of property, plant and equipment	0.1	3.7
Proceeds from sale of business, net	—	55.1
Net cash provided by discontinued operations	0.9	5.6
Net cash provided by (used in) investing activities	$(46.3)	$14.5
Financing activities
Proceeds from borrowings — revolving credit facility	1,130.7	508.5
Repayments of borrowings — revolving credit facility	(1,022.7)	(508.5)
Proceeds from borrowings — senior notes	—	550.0
Repayments of borrowings — senior notes	—	(898.5)
Payments on finance lease obligations	(0.5)	(0.9)
Proceeds from inventory financing agreements	756.1	1,076.5
Payments on inventory financing agreements	(786.0)	(1,057.3)
Proceeds from other financing activities	31.4	—
Payments on other financing obligations	(33.4)	(1.9)
Debt issuance costs	(1.8)	(11.0)
Contributions from Calumet GP, LLC	—	0.1
Net cash provided by (used in) financing activities	$73.8	$(343.0)
Net increase (decrease) in cash and cash equivalents	90.3	(136.6)
Cash and cash equivalents at beginning of period	19.1	155.7
Cash and cash equivalents at end of period	$109.4	$19.1
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$4.6	$11.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF NET LOSS TO
EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(82.1)	$(38.6)	$(149.0)	$(43.6)
Add:
Interest expense	32.7	35.4	125.9	134.6
Depreciation and amortization	26.3	27.5	105.1	110.1
Income tax (benefit) expense	0.3	(0.2)	1.1	0.5
EBITDA	$(22.8)	$24.1	$83.1	$201.6
Add:
LCM / LIFO (gain) loss	$(7.0)	$(3.9)	$28.5	$(41.8)
Unrealized (gain) loss on derivative instruments	18.4	5.9	(2.8)	26.1
Debt extinguishment costs	—	2.9	—	2.2
Amortization of turnaround costs	1.9	2.8	14.6	19.3
Loss on impairment and disposal of assets	0.1	5.9	6.8	37.0
Gain on sale of unconsolidated affiliate	—	—	—	(1.2)
(Gain) loss on sale of business, net	(1.0)	8.7	(1.0)	8.7
Other non-recurring (income) expenses	(1.9)	2.2	2.4	3.5
Equity based compensation and other items	3.7	1.3	9.9	7.4
Adjusted EBITDA	$(8.6)	$49.9	$141.5	$262.8
Less:
Replacement and environmental capital expenditures (1)	$14.2	$23.0	$31.8	$50.0
Cash interest expense (2)	31.5	34.2	119.9	128.5
Turnaround costs	3.7	1.0	23.4	17.8
Gain from unconsolidated affiliates	—	—	—	3.8
Income tax (benefit) expense	0.3	(0.2)	1.1	0.5
Distributable Cash Flow	$(58.3)	$(8.1)	$(34.7)	$62.2

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA
AND EBITDA TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)

	Year Ended December 31,
	2020	2019
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by operating activities:	(Unaudited)
Distributable Cash Flow	$(34.7)	$62.2
Add:
Replacement and environmental capital expenditures (1)	31.8	50.0
Cash interest expense (2)	119.9	128.5
Turnaround costs	23.4	17.8
Gain from unconsolidated affiliates	—	3.8
Income tax expense	1.1	0.5
Adjusted EBITDA	$141.5	$262.8
Less:
LCM / LIFO (gain) loss	$28.5	$(41.8)
Unrealized (gain) loss on derivative instruments	(2.8)	26.1
Debt extinguishment costs	—	2.2
Amortization of turnaround costs	14.6	19.3
Loss on impairment and disposal of assets	6.8	37.0
Gain on sale of unconsolidated affiliate	—	(1.2)
(Gain) loss on the sale of business, net	(1.0)	8.7
Other non-recurring expenses	2.4	3.5
Equity based compensation and other items	9.9	7.4
EBITDA	$83.1	$201.6
Add:
Unrealized (gain) loss on derivative instruments	(2.8)	26.1
Cash interest expense (2)	(119.9)	(128.5)
(Gain) loss on the sale of business, net	(1.0)	8.7
Other non-recurring expenses	2.4	3.5
Loss on impairment and disposal of assets	6.8	37.0
Lower of cost or market inventory adjustment	24.0	(35.6)
Equity-based compensation	5.5	5.9
Gain from unconsolidated affiliates	—	(3.8)
Gain on sale of unconsolidated affiliates	—	(1.2)
Amortization of turnaround costs	14.6	19.3
Income tax expense	(1.1)	(0.5)
Debt extinguishment costs	—	2.2
Changes in assets and liabilities:
Accounts receivable	25.5	(37.0)
Inventories	14.0	16.3
Other current assets	0.6	4.5
Turnaround costs	(23.4)	(17.8)
Derivative activity	—	(0.3)
Other assets	—	(0.1)
Accounts payable	(38.1)	71.3
Accrued interest payable	(1.0)	1.5
Other liabilities	77.1	22.6
Other	(3.5)	(3.8)
Net cash provided by operating activities	$62.8	$191.9

(1)Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.
(2)Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF
SEGMENT ADJUSTED EBITDA TO NET LOSS
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Segment Adjusted EBITDA to Net loss:	(Unaudited)
Segment Adjusted EBITDA:
Corporate Adjusted EBITDA	$(12.1)	$(21.6)	$(66.2)	$(97.6)
Specialty products Adjusted EBITDA	61.4	42.8	238.0	207.9
Fuel products Adjusted EBITDA	(57.9)	28.7	(30.3)	152.5
Total Adjusted EBITDA	$(8.6)	$49.9	$141.5	$262.8
Less:
LCM / LIFO (gain) loss	$(7.0)	$(3.9)	$28.5	$(41.8)
Unrealized (gain) loss on derivative instruments	18.4	5.9	(2.8)	26.1
Debt extinguishment costs	—	2.9	—	2.2
Amortization of turnaround costs	1.9	2.8	14.6	19.3
Loss on impairment and disposal of assets	0.1	5.9	6.8	37.0
Gain on sale of unconsolidated affiliate	—	—	—	(1.2)
(Gain) loss on sale of business, net	(1.0)	8.7	(1.0)	8.7
Other non-recurring (income) expenses	(1.9)	2.2	2.4	3.5
Equity based compensation and other items	3.7	1.3	9.9	7.4
EBITDA	$(22.8)	$24.1	$83.1	$201.6
Less:
Interest expense	$32.7	$35.4	$125.9	$134.6
Depreciation and amortization	26.3	27.5	105.1	110.1
Income tax (benefit) expense	0.3	(0.2)	1.1	0.5
Net loss	$(82.1)	$(38.6)	$(149.0)	$(43.6)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF
SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions, except per barrel data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty products segment gross profit	$88.3	$69.2	$329.2	$324.8
LCM inventory adjustments	(5.5)	(2.2)	7.8	(9.3)
LIFO inventory layer adjustments	3.9	(3.7)	3.9	(2.8)
Specialty products segment Adjusted gross profit	$86.7	$63.3	$340.9	$312.7

Fuel products segment gross profit (loss)	$(66.4)	$21.6	$(119.1)	$126.9
LCM inventory adjustments	(6.0)	5.4	16.2	(26.3)
LIFO inventory layer adjustments	0.6	(3.2)	0.6	(3.2)
Fuel products segment Adjusted gross profit (loss)	$(71.8)	$23.8	$(102.3)	$97.4

Reported Specialty products segment gross profit per barrel	$43.69	$33.82	$40.23	$35.74
LCM/LIFO inventory adjustments per barrel	(0.79)	(2.88)	1.43	(1.33)
Specialty products segment Adjusted gross profit per barrel	$42.90	$30.94	$41.66	$34.41

Reported Fuel products segment gross profit (loss) per barrel	$(12.09)	$3.18	$(5.06)	$4.35
LCM/LIFO inventory adjustments per barrel	(0.98)	0.32	0.71	(1.01)
Fuel products segment Adjusted gross (loss) profit per barrel	$(13.07)	$3.50	$(4.35)	$3.34

Specialty products segment Adjusted EBITDA	$61.4	$42.8	$238.0	$207.9
Specialty products segment sales	$283.4	$301.7	$1,124.3	$1,354.1
Specialty products segment Adjusted EBITDA margin	21.7%	14.2%	21.2%	15.4%

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATION OF
NET LOSS TO ADJUSTED NET LOSS
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Net Loss to Adjusted Net Loss	(Unaudited)
Net loss	$(82.1)	$(38.6)	$(149.0)	$(43.6)
Add:
LCM inventory (gain) loss adjustments	(11.5)	3.0	24.0	(35.8)
LIFO inventory layer (gain) loss adjustments	4.5	(6.9)	4.5	(6.0)
Unrealized (gain) loss on derivative instruments	18.4	5.9	(2.8)	26.1
Loss from debt extinguishment	—	2.9	—	2.2
Loss on impairment and disposal of assets	0.1	5.9	6.8	37.0
Gain on sale of unconsolidated affiliate	—	—	—	(1.2)
(Gain) loss on sale of business, net	(1.0)	8.7	(1.0)	8.7
Other non-recurring (income) expenses	(1.9)	2.2	2.4	3.5
Equity based compensation and other items	3.7	1.3	9.9	7.4
Adjusted net loss	$(69.8)	$(15.6)	$(105.2)	$(1.7)

Adjusted net loss per unit	$(0.89)	$(0.20)	$(1.34)	$(0.02)

Average limited partner units - basic and diluted	78,429,721	78,332,671	78,369,091	78,212,136

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	December 31,
	2020		2019
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
Revolving Credit Facility	$108.0		$—
7.625% Senior Notes due 2022	150.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
9.25% Senior Secured First Lien Notes due 2024	200.0		—
11.00% Senior Notes due 2025	550.0		550.0
Finance Leases	3.7		2.7
Other	2.3		3.8
Total Debt	$1,339.0		$1,231.5

Less Cash	$109.4		$19.1
Net Debt	$1,229.6		$1,212.4

LTM Adjusted EBITDA	$141.5		$262.8

Net Debt / LTM Adjusted EBITDA	8.7	x	4.6	x